Exhibit 10.3

THIS WARRANT, AND THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND NEITHER THIS WARRANT NOR ANY INTEREST HEREIN, OR IN THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED, MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO R&G FINANCIAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

R&G FINANCIAL CORPORATION

DATE OF INITIAL ISSUANCE:                     , 2006

THIS CERTIFIES THAT, for value received,                             (the “Holder”) is entitled to purchase, subject to the exercise and other provisions of this Warrant, from R&G Financial Corporation (the “Company”) at any time prior to the seventh anniversary of the issuance of this Warrant, up to 10,000,000 shares (as such number of shares may be adjusted in accordance with Section 2 hereof, the “Warrant Shares”) of the Company’s Class B common stock, $0.01 par value per share (the “Common Stock” or “Shares”), at any time and from time to time, in whole or in part, at an exercise price per share of $12.00 (subject to adjustment as provided in Section 2 hereof, the “Exercise Price”) per Warrant Share. The Holder may also, at any time and from time to time, in whole or in part, exercise this Warrant pursuant to a “Cashless Exercise” or a “Preferred Exchange”, as defined and provided in Sections 1.3(b) and 1.3(c) below. This Warrant shall expire at 5:00 P.M. Eastern Time on the seventh anniversary of the issuance of this Warrant (the “Expiration Time”). This Warrant is granted in connection with and pursuant to, and is entitled to the benefits of, the Securities Purchase Agreement, dated as of March 27, 2006, by and among the Company, R&G Acquisition Holdings Corporation (“RAC”) and various investors (the “Securities Purchase Agreement”).

SECTION	1. EXERCISE OF WARRANT.

1.1. Vesting. The Holder’s rights under this Warrant are fully vested as of the date hereof.

1.2. Exercisability. This Warrant is exercisable, in whole or in part, as of the date hereof and until the Expiration Time; provided, however, that the Holder shall not be entitled to exercise such Warrant if (i) it currently holds 9.9% of the voting interest in the Company or (ii) as a result of the exercise of such Warrant, it would hold more than 9.9% of the voting interest in the Company.

1.3. Procedure for Exercise of Warrant.

(a) Cash Exercise. The Holder may exercise this Warrant in whole or in part by delivering to the Company at any time prior to the Expiration Time: (i) a completed and signed Notice of Exercise, as attached hereto as Schedule A (including the Substitute Form W-9, which forms a part thereof, the “Notice of Exercise”); (ii) cash in an amount equal to the product of (x) the Exercise Price (as this may be adjusted pursuant to Section 2 hereof), and (y) the number of Warrant Shares being purchased pursuant to such Notice of Exercise (such product, the “Aggregate Exercise Price”); and (iii) this Warrant to the following address:

R&G Financial Corporation

290 Jesus T. Pinero Ave

San Juan, PR 00918

Attention: Corporate Secretary

Upon payment in good collected funds of the Aggregate Exercise Price (rounded up to the nearest dollar) for the Warrant Shares being purchased, the Holder shall be deemed to be the holder of record of such Warrant Shares for all purposes, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder.

The Company shall, as promptly as practicable after completion of the actions specified in this Section 1.3(a), cause to be executed, and shall deliver to the Holder, a certificate representing the aggregate number of Warrant Shares specified in the Notice of Exercise. Each certificate for Shares so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of said Share certificate or certificates, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Warrant Shares. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for Shares and new Warrants.

(b) Cashless Exercise. The Holder hereof may elect to exercise this Warrant, in whole or in part, and to receive, without the payment by such Holder of any additional cash or other consideration (the “Cashless Exercise”), Warrant Shares equal to the value of this Warrant or any portion hereof by surrendering this Warrant, along with the Notice of Exercise providing such number of Warrant Shares to be surrendered in the Cashless Exercise, to the address provided above in Section 1.3(a). The Company shall then issue to the Holder such number of validly issued, fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X =	Y (A-B)
A

where X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 1.3(b).

Y =	the number of Warrant Shares to be surrendered according to the Notice of Exercise delivered to the Company pursuant to this Section 1.3(b).

A =	the Fair Market Value of one share of Common Stock at the time the Notice of Exercise is made pursuant to this Section 1.3(b).

B =	the Exercise Price in effect under this Warrant at the time the Notice of Exercise is made pursuant to this Section 1.3(b).

The term “Fair Market Value” of a share of Common Stock shall mean the fair market value of a share which shall be, at any time such security is listed or traded on any securities exchange or quoted in an over-the-counter market, (i) the average of the closing prices of sales of Common Stock on all securities exchanges, automated quotation systems or markets on which the Common Stock may at the time be listed or traded, or, if there have been no sales reported on any day, the average of the highest bid and lowest asked prices on all such exchanges, systems or markets at the end of such day, or (ii) if on any day such security is not so listed and is instead quoted in the over-the-counter market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each of (i) and (ii) of this paragraph, averaged over a period of the 20 consecutive trading days prior to the day as of which the Fair Market Value is being determined, or in the case of a Reorganization, as defined in Section 2.5 below, averaged over a period of the 20 consecutive trading days prior to the date such Reorganization closes.

Upon receipt of the executed Notice of Exercise by the Company, the Holder shall be deemed to be the holder of record of Shares to be issued pursuant to the Cashless Exercise, notwithstanding that the Company’s stock transfer books may be closed or that certificates representing such Shares have not been issued or delivered to the Holder.

The Company shall, as promptly as practicable after completion of the exercise of the Warrant as specified in this Section 1.3(b), cause to be executed, and delivered to the Holder exercising such Warrants, a certificate representing the aggregate number of Shares calculated pursuant to the Cashless Exercise. Each Share certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the

Holder. If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of said Share certificate or certificates, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Warrant Shares. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for Shares and new Warrants.

(c) Exercise by Exchange of RAC Series A Preferred Shares. For so long and to the extent that a Holder of a Warrant continues to hold RAC Series A Preferred Stock, the Holder hereof shall exercise this Warrant, in whole or in part, subject to the prior approval of the Board of Governors of the Federal Reserve System or its delegee (the “Federal Reserve”), by exchanging shares of RAC Series A Preferred Stock having a stated value of $1,000 per share, plus accrued but unpaid dividends for the latest Dividend Period, as defined in the designation of the RAC Series A Preferred Stock (collectively, the “Preferred Value”), with the Company at the above address (the “Preferred Exchange”). The Company shall issue that number of validly issued, fully paid and non-assessable Warrant Shares as equals the aggregate Preferred Value of the shares of RAC Series A Preferred Stock submitted in exchange for exercise of the Warrants divided by the Exercise Price of such Warrants. The Company shall deliver the RAC Series A Preferred Stock tendered in the Preferred Exchange to RAC for cancellation in exchange for RAC’s delivery of an equal number of shares of Mirror Preferred Stock (as defined in the Securities Purchase Agreement) to the Company for cancellation.

Upon receipt of the Holder’s executed Notice of Exercise and certificates representing shares of the RAC Series A Preferred Stock to be exchanged in exercise of Warrants, the Holder shall be deemed to be the holder of record of Shares to be issued pursuant to the Preferred Exchange, notwithstanding that the Company’s stock transfer books may be closed or that certificates representing such Shares have not been issued or delivered to the Holder.

The Company shall, as promptly as practicable after completion of the actions specified in this Section 1.3(c), cause to be executed and delivered to the Holder, a certificate representing the aggregate number of Shares calculated pursuant to the Preferred Exchange. Each Share certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of said Warrant Share certificate or certificates, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Warrant Shares and cause RAC to deliver to the Holder a new certificate or certificates representing the number of shares of RAC Series A Preferred Stock held by the Holder and not exchanged pursuant to the Preferred Exchange. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for Warrant Shares, new Warrant certificates and certificates for RAC Series A Preferred Stock.

1.4. Restrictive Legend. Each certificate for Warrant Shares shall contain the following legend, unless and until such Warrant Shares have been registered for resale under the Securities Act of 1933, as amended (the “Securities Act”) or are freely tradable under Securities and Exchange Commission (“SEC”) Rule 144.

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO R&G FINANCIAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS.”

1.5. Character of Warrant Shares and Common Stock Issued. The Company represents, warrants and covenants that all Warrant Shares, including any Warrant Shares issued pursuant to any Cashless Exercise or Preferred Exchange, shall be duly authorized, validly issued, and, upon exercise thereof, fully paid and nonassessable.

SECTION	2. ADJUSTMENTS

2.1. Stock Dividends, Subdivisions and Combinations.

(a) If at any time the Company shall:

(i) establish a record date for the determination of holders of record of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (I) the Warrant Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Shares that a record holder of the same number of Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would be entitled to receive after such event, and (II) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, divided by (y) the Warrant Shares for which this Warrant is exercisable immediately after such adjustment.

(b) In case the Company fixes a record date for the issuance to holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value per share of Common Stock on such record date, or otherwise sells or issues shares of Common Stock at a price less than the Fair Market Value per share of Common Stock at the closing of such sale or issuance, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Fair Market Value per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively on each date whenever such a record date is fixed and on each closing date of any other issue or sale of shares of Common Stock that is subject to this Section 2.1. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

2.2. Other Adjustments. The number of Warrant Shares and the Exercise Price shall be adjusted appropriately as follows:

(a) For each Dividend Period (as defined below) where dividends are fully and timely declared and paid on the Series A Preferred Stock, the number of Warrant Shares hereunder shall be reduced by 250,000 (but in no event below 8 million shares), and the exercise price per Warrant shall be increased by $0.25 per Warrant Share (but in no event above $14.00 per Warrant Share). To the extent that RAC fails to timely declare and pay all dividends scheduled to be paid on any Dividend Payment Date on its Series A Preferred Stock, the number of Warrant Shares shall be increased by 250,000 and the Exercise Price shall be decreased by $0.25 per Warrant Share, respectively, provided the maximum number of Warrant Shares shall not exceed 10.0 million Warrant Shares and the Exercise Price shall not be less than $12.00 per Warrant Share, subject, in each case, to the other adjustments provided herein. A “Dividend Period” shall mean the period from and including the original issue date of the Series A Preferred Stock to and including the first Dividend Payment Date thereon, and each subsequent period from and excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date. A Dividend Payment Date shall mean March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2006 (each, a “Dividend Payment Date”).

(b) Upon the occurrence of a Material Covenant Violation as defined in Section 2.6(e) hereof, the Exercise Price for each outstanding Warrant shall be reduced to $1.00 per Warrant Share.

(c) In the event the Company makes an offering of capital stock of any class or series or issues any rights, options, warranties or convertible or exchangeable securities or instruments generally entitling the holder to acquire or purchase shares of Company capital stock of any class or series, the Holder shall be granted and shall have the right, but not the obligation, to purchase shares in such offering in the same proportion as the Holder’s then current holdings of Warrant Shares bears to the total Shares issued and outstanding immediately prior to any such offering.

2.3. Adjustment Procedures. The following provisions shall be applicable to adjustments to be made pursuant to Section 2.1 hereof:

(a) When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments under this Section 2, fractional interests in the Common Stock shall be taken into account to the nearest 1/10th of a Share. In no event, however, shall fractional interests or scrip representing fractional interests be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made to the Holder in an amount equal to such fraction multiplied by the Fair Market Value per Share.

(c) When Adjustment Not Required. If the Company shall establish a record date for the determination of the holders of record of the Common Stock for the purpose of entitling such holders to receive a dividend payable in Common Stock and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

2.4. Reorganization, Reclassification, Merger, Consolidation or Share Exchange. If the Company at any time reorganizes or reclassifies its outstanding Shares (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidates with, merges into, or effects a share exchange with, another corporation or entity (where the Company is not the continuing corporation after such merger, consolidation or other transaction) or a Change in Control (as defined in Section 2.5) occurs, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant in whole or in part, the same kind and number of shares of capital stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to the Holder upon such reorganization, reclassification, consolidation, merger or share exchange had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or share exchange (subject to subsequent adjustments under this Section 2), and the Exercise Price shall be adjusted appropriately to reflect such action and adjustment.

If any reorganization, reclassification, consolidation, merger or share exchange or similar form of transaction or Change in Control (as defined in Section 2.5) results in a cash distribution in excess of the Exercise Price provided by this Warrant, then the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case, the Company or its successors and assigns shall, upon distribution to such Holder, deduct the aggregate Exercise Price from the cash payable to such Holder in full payment of the Exercise Price, and pay the balance of the distribution to such Holder. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger, consolidation or share exchange unless prior to the consummation thereof, the corporation or other entity that may be required to deliver any stock, securities or other assets upon the exercise of this Warrant shall agree by an instrument in writing to be bound by this Warrant and to deliver such stock, cash, securities or other assets to the Holder. A sale, transfer or lease of all or substantially all of the assets of the Company to another person or persons, whether in one transaction or a series of transactions shall be deemed a reorganization, reclassification, consolidation, merger or share exchange for the foregoing purposes.

2.5. Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) R-G Crown Bank, F.S.B. (“Crown Bank”) is a party to a merger, consolidation, statutory share exchange, spin off, split off or any other transaction as a result of which RAC no longer owns 100% of Crown Bank’s capital stock of all classes and series (including, for the purposes of this provision, all securities or instruments exercisable, convertible or exchangeable for such capital stock), or Crown Bank is a party to a sale of all or substantially all of its assets in a single transaction or series of transactions (individually and collectively, a “Reorganization”); (ii) shares of capital stock of Crown Bank shall become subject to any security interest, mortgage, pledge or negative pledge, hypothecation, lien, encumbrance, or adverse equities or claims (“Liens”); (iii) the Company or RAC is party to a Reorganization as a result of which the Company no longer owns 100% of RAC’s capital stock of all classes and series (including, for the purposes of this provision, all securities or instruments exercisable, convertible or exchangeable for such capital stock); (iv) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or persons acting together or in concert (including any “group”), and who are not, at the date hereof, beneficial owners (as defined in Rule 13(d) under the Exchange Act), individually or collectively, of 25% or more of any class or series of securities of the Company, RAC or Crown Bank shall become the beneficial owner of securities of the Company, RAC or Crown Bank or securities or instruments exercisable, convertible or exchangeable for such securities representing 25% or more of the voting power of either any individual class of securities or of any classes which vote together with the Company’s, RAC’s or Crown Bank’s then outstanding securities; or (v) a change in a majority of the persons serving as RGF directors on the date of issuance of this Warrant (the “Existing Directors”), provided, however, new directors nominated or elected by a majority of the RGF Board of Directors shall be considered Existing Directors for purposes hereof. Without affecting or limiting any rights, privileges or powers of holders of RAC Series A Preferred Stock, in the event of a Change in Control where (i)

any of the Company, RAC or Crown Bank (w) is not well capitalized, (x) is not in compliance with regulatory capital adequacy requirements, or (y) has not received approval from applicable regulatory authorities for any transaction hereunder that is subject to approval of the Federal Reserve, or (ii) any depository institution subsidiary of the Company or RAC is not well capitalized for purposes of the prompt corrective action rules of its primary federal regulatory authority, then, notwithstanding that a Change in Control has occurred, holders of Warrants shall not shall not have rights to exercise a Preferred Exchange or cause any retirement of RGF’s Mirror Preferred Stock or RAC Series A Preferred Stock, without prior Federal Reserve approval.

2.6. Covenants. For so long as any shares of the RAC Series A Preferred Stock shall remain outstanding:

(a) the Company shall not, and shall cause RAC not to, grant or permit to exist any Liens on any capital stock or securities of Crown Bank, all of which shall be held solely by RAC;

(b) without the prior permission of the holders of a majority of the outstanding RAC Series A Preferred Stock, except for indebtedness (including obligations in connection with RAC’s outstanding trust preferred securities) and any guarantee, direct or indirect, of any indebtedness or obligations outstanding on the date hereof (and any refinancing of any such indebtedness on more favorable terms), the Company shall not permit RAC or its subsidiaries to issue or guarantee, directly or indirectly, additional indebtedness or other obligations, except for such indebtedness or obligations which the Federal Reserve so directs, and except such subsidiaries may issue additional indebtedness to RAC, and Crown Bank may continue to take deposits and borrow under Federal Home Loan Bank advances, repurchase agreements with creditworthy counterparties that are fully secured by Liens on U.S. Government and U.S. Government agency securities, and under federal funds lines, subject to any limitation on transactions with affiliates herein. The Company shall not permit RAC to issue additional shares of RAC capital stock of any class or series or any rights, options, warrants or convertible or exchangeable securities or instruments entitling the holder thereof to acquire or purchase shares of RAC capital stock containing terms, rights or preferences superior in any respect to those of the RAC Series A Preferred Stock;

(c) the Company shall cause Crown Bank not to declare or pay dividends in the event that Crown Bank is less than “well capitalized” for all regulatory purposes or would be less than “well capitalized” for all regulatory purposes immediately after payment of the dividend, except for such dividend payments which are directed by the Federal Reserve. The Company shall cause R-G Premier Bank not to declare or pay dividends in the event that R-G Premier Bank is less than “well capitalized” for all regulatory purposes or would be less than “well capitalized” for all regulatory purposes immediately after payment of the dividend, except for such dividend payments which are directed by the Federal Reserve. This is a limitation solely upon the declaration and payment of dividends and not a minimum capital requirement. In the event that Crown Bank or R-G Premier Bank shall inadvertently declare or pay a dividend in violation of this Section 2.6(c), such bank and its parent corporation shall have 15 days from the date of the occurrence of the violation to cure such violation;

(d) all transactions which are entered into after the date hereof by and among the Company, RAC, and their subsidiaries and their respective directors, officers and affiliates will comply with Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W and similar laws and statues, and the rules and regulations of, agreements with, and commitments to, orders, rulings, directives and decrees of, the Office of Thrift Supervision (“OTS”), the Federal Deposit Insurance Corporation, (“FDIC”), the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “Commissioner”) and the Florida Department of Financial Institutions (the “Florida Department”); provided, however, that for purposes of Section 2.6(e) hereof, a violation of this Section 2.6(d) shall be limited to purchases of assets by RAC or Crown Bank from their affiliates. All such transaction must be in writing on an arms’-length basis and on commercially reasonable terms no less favorable to (i) the Company, RAC, Crown Bank and R-G Premier Bank, in the case of all transactions with any of them, or (ii) to the Company and RAC in the case of transactions with directors, officers and affiliates (other than Crown Bank and R-G Premier Bank), than with unaffiliated third parties; and

(e) a “Material Covenant Violation” shall be deemed to have occurred upon any violation of Sections 2.6(a) or (b), or upon any violation of Sections 2.6(c) or (d), individually or in the aggregate, that results in (i) the decrease in the total value of RAC exceeding $100 million, or (ii) a $20 million or greater decrease in the Total Purchase Rights Value (as defined in the Additional Purchase Rights Investment Agreement, dated as of March 27, 2006, by and among R&G Financial Corporation and various Investors). All dividends that are declared or paid inconsistent with Section 2.6(c) above (i) in the amount by which the applicable bank’s capital is reduced below well capitalized as a result of such dividend, and (ii) the amount of all dividends paid or declared by Crown Bank or R-G Premier Bank when Crown Bank or R-G Premier Bank, respectively, is less than well capitalized for regulatory purposes, shall be added and included in any calculation of the decrease in the total value of RAC or the decrease in Total Purchase Rights Value under this Section 2.6(e).

SECTION 3. OWNERSHIP AND TRANSFER.

3.1. Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the sole Holder and the sole owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant to the Company for registration of transfer in accordance with its terms.

3.2. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity and/or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant.

SECTION 4. RETIREMENT OF MIRROR PREFERRED STOCK.

4.1. Retirement of Mirror Preferred Stock. Subject to the approval of the Federal Reserve, upon the exercise of any Warrants, the Company shall use the proceeds of such exercise to redeem, at the stated value, an amount of the Company’s Mirror Preferred Stock (as defined in the Securities Purchase Agreement) equal to the proceeds to the Company from such exercise and to cause RAC to, in turn, use the proceeds from the redemption of the Mirror Preferred Stock to redeem shares of the RAC Series A Preferred Stock in an amount equal to the amount of such proceeds.

SECTION 5. MISCELLANEOUS.

5.1 Reservation of Shares. The Company represents, warrants and covenants that during the entire period this Warrant is outstanding and any part thereof remains unexercised, it has reserved and will at all times maintain and reserve a sufficient number of its authorized and unissued Shares to provide for the issuance of Common Stock upon the exercise of this Warrant in full.

5.2 No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company prior to exercise of this Warrant, and then only as to the Warrant Shares issuable as a result of such exercise of the Warrant. No Holder of a Warrant shall have liability or obligation as a shareholder as a result of holding this Warrant.

5.3 Holders Entitled to Benefits of Other Agreements. This Warrant has been issued pursuant to the Securities Purchase Agreement, dated as of March 27, 2006, by and among the Company, RGF and the initial Holder of this Warrant as an Investor along with certain other investors (the “Securities Purchase Agreement”) and the related Operative Documents (as defined therein), including the Registration Agreement (the “Registration Agreement”), that are included as Exhibits thereto. Holders of this Warrant are entitled to the benefits of the Securities Purchase Agreement and the Registration Agreement.

5.4 No Dilution of Impairment. The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of all Warrants at the time outstanding, and (b) will take no action to amend its articles of incorporation or by-laws which would change to the detriment of the holders of Common Stock (whether or not any Common Stock be at the time outstanding) the dividend or voting rights of the Company Common Stock.

5.5 Amendment. This Warrant may only be modified or amended and any provision hereof only may be waived by a writing executed by the Company and upon the written consent of Holders holding a majority of the Warrants based on the number of Warrant Shares to which Holders are then entitled.

5.6 Successors and Assigns. This Warrant shall be binding upon, and inure to the benefit of, the parties hereto and their respective success and assigns permitted hereunder, and no other parties shall have any rights hereunder.

5.7 Governing Law, etc. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. Any action or proceeding with respect to this Warrant shall be brought exclusively in any state or federal court in the Borough of Manhattan, New York, New York. The parties waive any right to a jury trial.

5.8 Entire Agreement. This Warrant including the Securities Purchase Agreement and any other documents and instruments referred to herein or therein constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

5.9 Other Provisions. The maximum number of Warrant Shares that the Company may issue, in the aggregate, to Holders of Warrants is limited to 19.99% of the outstanding Shares of Common Stock, unless the Company obtains shareholder approval as required by NYSE Rules 312.03 and 312.04 (the “NYSE Rules”). To the extent that the maximum number of Warrant Shares issuable pursuant to exercise of all Warrants issued in connection with the Securities Purchase Agreement exceeds 19.99% of the outstanding Shares of Common Stock and would require shareholder approval under the NYSE Rules, the Company shall issue cash to the holders of the Warrants at the time of exercise equal to the difference between the Exercise Price and the Fair Market Value at the time the Notice of Exercise is given, multiplied by the number of Warrant Shares that cannot be exercised for Warrant Shares because of the limitation under the NYSE Rules. The Company shall provide the Holders of Warrants with all calculations under this Section, and provide such Holders notice of the Company’s method of settlement upon receipt of a Notice of Exercise.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

R&G FINANCIAL CORPORATION

By:
Name:	Victor J. Galán
Title:	Chairman and Chief Executive Officer

THE HOLDER

Name:
Title:

SCHEDULE A

NOTICE OF EXERCISE

OF WARRANT TO PURCHASE COMMON STOCK OF

R&G FINANCIAL CORPORATION

To: R&G Financial Corporation

(1) The undersigned, the registered owner of this Warrant, hereby:

(i)	irrevocably elects to exercise the purchase rights represented thereby for, and to purchase as set forth in Section 1.3(a) thereunder, Shares of R&G Financial Corporation and herewith makes payment of $ therefor; or

(ii)	irrevocably elects to exercise without payment therefor the rights represented thereby to receive Shares of Common Stock, calculated and made pursuant to the Cashless Exercise formula set forth in Section 1.3(b) thereunder; or

(iii)	irrevocably elects to exercise without cash payment the rights represented thereby to receive Shares of Common Stock pursuant to a Preferred Exchange as provided in Section 1.3(c) thereunder.

(2) The undersigned requests that the certificates evidencing such shares of Common Stock be issued in the name of and be delivered to:

Name:

Address:

Social Security or Tax I.D. Number:

and if such Shares shall not be all of the Warrant Shares purchasable hereunder, that a new Warrant of like tenor for the balance of the Warrant Shares purchasable hereunder be delivered to the undersigned.

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(3) The undersigned confirms that the Shares of Common Stock received pursuant to this Notice of Exercise are being acquired for the account of the undersigned for investment only and not with a view to, or in connection with, the distribution thereof and that the undersigned has no present intention of distributing the Shares of Common Stock received.

Dated:

NAME OF HOLDER

By:
Name:
Title:

SUBSTITUTE FORM W-9

Under the penalties of perjury, I certify that:

(1) the Social Security Number or Taxpayer Identification Number given below is correct; and

(2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Important Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated. For additional instructions, please refer to the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Signature*

Date:

THIS NOTICE OF EXERCISE SHALL NOT BE GIVEN EFFECT

BY THE COMPANY UNLESS THE HOLDER OF THE UNDERLYING

WARRANT HAS PROPERLY COMPLETED AND SIGNED BOTH

THE NOTICE OF EXERCISE FORM AND THE SUBSTITUE FORM W-9.

*	If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.

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